UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2025

ALLARITY THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 E Tarpon Ave Tarpon Spring, FL 34689
(Address of principal executive offices)

(401) 426-4664
(Registrant’s telephone number, including area code)

24 School Street, 2nd Floor
Boston, MA 02108
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2025, in order to achieve a more equal balance of membership among the classes of directors, the Board of Directors (the “Board”) of Allarity Therapeutics, Inc. (the “Company”) determined to move Thomas H. Jensen from Class I, with a term expiring at the 2026 annual meeting of stockholders, to Class III, with a term expiring at the 2028 annual meeting of stockholders. Accordingly, on the same date, Mr. Jensen, who served as a Class I director, resigned as a director and was immediately elected by the Board as a Class III director. The resignation and immediate re-election of Mr. Jensen was effected solely to rebalance the Board’s classes and, for all other purposes, Mr. Jensen’s service on the Board is deemed to have continued uninterrupted. The Board now consists of one Class I director, two Class II directors, and one Class III director.

Item 5.08 Shareholder Director Nominations

On April 16, 2025, the Board established June 13, 2025 as the date of the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The time and location of the 2025 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”). The record date for determining stockholders entitled to notice of, and to vote at, the 2025 Annual Meeting will be the close of business on April 16, 2025.

Because the date of the 2025 Annual Meeting is being advanced by more than 30 days from the anniversary date of the Company’s 2024 annual meeting of stockholders, the Company is filing this Current Report on Form 8-K to inform stockholders of this change and to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

Stockholders who intend to present proposals for inclusion in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposals are delivered to or mailed and received by the Company’s Secretary at Allarity Therapeutics, Inc., 123 E Tarpon Ave, Tarpon Springs, FL 34689, no later than April 28, 2025, which the Company has determined to be a reasonable time before it expects to begin to deliver and make available its proxy materials for the 2025 Annual Meeting, and must furthermore comply with all applicable requirements of Rule 14a-8.

Pursuant to the Company’s amended and restated bylaws, as amended (the “Bylaws”), for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Company’s Secretary at Allarity Therapeutics, Inc., 123 E Tarpon Ave, Tarpon Springs, FL 34689. To be timely for the 2025 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on April 28, 2025. A stockholder’s notice to the Secretary must also set forth the information required by the Bylaws.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Date: April 16, 2025	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer